Exhibit 10.23

SCHEDULE 10

FORM OF INCREASE CONFIRMATION

To:	Lloyds TSB Bank plc, as Facility Agent: and

Eros International plc, as Parent, for and on behalf of each Obligor

From:	HSBC Bank Plc (the “Accordion Bank”)

Dated:	31 July 2013

EROS INTERNATIONAL PLC- US$125,000,000 Credit Agreement dated 5 January 2012 (the Facilities Agreement)

We refer to the Facilities Agreement. This Agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

(a)	We refer to Clause 2.3 Voluntary Increase of the Facilities Agreement.
(b)	The Accordion Bank agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Facilities Agreement.
(c)	The proposed date on which the increase in relation to the Accordion Bank and the Relevant Commitment is to take effect (the “Increase Date”) is 5 August 2013
(d)	On the Increase Date, the Accordion Bank becomes party to the relevant Finance Documents as a Lender.
(e)	The Facility Office and address, fax number and attention details for notices to the Accordion Bank for the purposes of Clause 35 (Notices) are set out in the Schedule.
(f)	The Accordion Bank confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is not a member of the Group or an affiliate of a member of the Group.
(g)	The Accordion Bank confirms, for the benefit of the Facility Agent and without liability to any Obligor, that it is a Qualifying Lender (other than a Treaty Lender).
(h)	The Accordion Bank confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:
(i)	a company resident in the United Kingdom for United Kingdom tax purposes; or
(ii)	a partnership each member of which is:
(A)	a company so resident in the United Kingdom; or
(B)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA
(j)	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
(k)	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
(l)	This Agreement has been entered into on the date stated at the beginning of this Agreement.

THE SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

Relevant commitment – US$25,000,000

FAO: Ankur Shridhar,

Senior Corporate Banking Manager

London Corporate

60 Queen Victoria Street

London

EC4N 4TR

Fax: 0044-8455 878676

Payment details:

HSBC Bank plc.

Sort Code: 40 05 30

A/c no.: 4900 1093

Accordion Bank

By: /s/ Will Roberts	Will Roberts

This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Facility Agent and the Increase Date is confirmed as 5 August 2013.

Facility Agent

By: /s/ Andrew Moore	Andrew Moore